UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

5to1 Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	3911	26-3461705
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

1453 3rd Street Santa Monica, CA 90401 (800) 521-0770
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Heckman 1453 3rd Street Santa Monica, CA 90401 (800) 521-0770
(Address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700

2011 Equity Incentive Plan
(Full Title of the Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 (No. 333-173592), which was declared effective by the Securities and Exchange Commission on April 19, 2011 (the “Registration Statement”), is being filed to deregister all securities that were previously registered under the Registration Statement and have not been sold or otherwise issued as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 26, 2011

5to1 Holding Corp.

By:	/s/ James Heckman
James Heckman, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Mitchell Chun
Mitchell Chun, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Heckman
James Heckman	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2011

/s/ Mitchell Chun
Mitchell Chun	Chief Financial Officer (Principal Accounting and Financial Officer)	May 26, 2011

/s/ Michael Mathews
Michael Mathews	Director	May 26, 2011